Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No.
33-26434),  Form S-8 and S-3 (No. 33-30277),  Form S-8 (No. 33-61682),  Form S-8
(No. 33-61718) and Form S-8 (No. 333-51494) of Leucadia National Corporation of our report dated March 28, 2002, with respect to the consolidated financial statements of Williams Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, incorporated by reference in the Current Report on Form 8-K dated February 7, 2003 of Leucadia National Corporation, filed with the Securities and Exchange Commission.






                                                          Ernst & Young LLP



Tulsa, Oklahoma
February 6, 2003